INFINITY CAPITAL GROUP, INC.
--------------------------------
Private Equity Investments - M&A

                                                                 80 Broad Street
                                                                       5th Floor
                                                        New York, New York 10004
================================================================================
Phone (212) 962-4400
Fax (212) 962-4422

                      SPA & MERGER & INVESTMENT TERM SHEET

         THIS TERM SHEET DATED JULY 19, 2007 ("TERM SHEET") SUMMARIZES THE BASIC TERMS AND CONDITIONS ON WHICH INFINITY CAPITAL GROUP, INC. ("INFINITY" OR COLLECTIVELY "LENDERS" OR "INVESTORS"), PROPOSES TO MERGE SATELLITE ORGANIZING SOLUTIONS, INC. (PINK SHEETS: SOZG), A PORTFOLIO COMPANY OF INFINITY WITH REGS, LLC AND TACTICAL CLEANING COMPANY, LLC (COLLECTIVELY "REGS" OR "COMPANY"), SUBJECT TO THE CONTINGENCIES DESCRIBED BELOW. THIS TERM SHEET IS CONTINGENT ON ALL THESE TERMS BEING SATISFIED SHALL EXPIRE ON TUESDAY, JULY 24, 2007 AT 3:00 P.M.

INFINITY SPA FOR SOZG
CONVERTIBLE:            Infinity   shall   acquire   newly  issued   Convertible
                        (Debenture  or Preferred  Stock to be  determined)  from
                        SOZG in  accordance  with  the  Price  Formula  or Share
                        Calculation,  as  applicable,  for  cash  consideration,
                        secured  by a lien and  pledge  agreement  on all of the
                        unencumbered  assets  of  the  Company  (Infinity  to be
                        reasonable in granting  security  waiver for  additional
                        senior debt).  The pledge  agreement shall be assignable
                        to both the  parent  and all  subsidiaries.  At any time
                        after Closing, Infinity shall have the right, subject to
                        certain Beneficial  Ownership  Restrictions,  to convert
                        such  Convertible  into 3,288,048 Common Shares (subject
                        to  adjustment  under the debenture  terms).  The coupon
                        rate on the  Debenture  or  Preferred  shall be 7.5% per
                        annum.  The  Company  shall  have  the  right  to  force
                        mandatory   conversion  of  the   Convertible   upon  an
                        effective Registration including the underlying shares in the Convertible.

SOZG USE OF  PROCEEDS:
                        Infinity shall provide an initial $750,000 of Capital Funding to SOZG.

                        SOZG will employ these Funds and initial funding from Strategic Investor toward the following:

                        1) Expansion of the railcar clearing business/ GE contract

                        2) Rescission of Redrock merger

                        3) Working capital

REGS & SOZG SUBSIDIARY
MERGER: Structured between a wholly owned subsidiary of SOZG and REGS ("REGS" or "Company") with SOZG, as the surviving parent company, obtaining at Closing 100% of REGS's issued and outstanding equity, pursuant to a Plan and Agreement of Reorganization.

SOZG PRE-CLOSING CAP    FLOAT /old shareholders           1,753,626
TABLE:
                        TOTAL                             1,753,626 {100.00%} *

                        * After 1 for 2 reverse split
                        Note:  "{}" signifies the percentage of the TOTAL

SOZG SHARE PRICE:       $0.14 as of 6/14/07

                        *Adjusted for the 1 for 2 reverse split

AT CLOSING ALLOCATION   SOZG                                1,753,626  { 8.42%}
OF SOZG SHARES
CALCULATION ("SHARE
CALCULATION"):          Newly Issued Common Shares*
                        to REGS shareholders:              15,782,630  { 75.79%}

                        Newly Issued Convertible:
                       (underlying shares) INFINITY         3,288,048   {15.79%}
                                                           ---------------------

                        TOTAL                              20,824,304  {100.00%}

                        Convertible   with   a   fixed   conversion   price   of
                        ($.2281)("Conversion Price" or "CP").


AT CLOSING ALLOCATION   SOZG                                1,753,626   { 7.98%}
OF SOZG SHARES
CALCULATION ("FULLY
DILUTED"):              Newly Issued Common Shares*
                        to REGS shareholders:              15,782,630   {71.79%}

                        Newly Issued Convertible:
                        (underlying shares) INFINITY        3,288,048   {14.96%}

                        Newly Issued Common Shares*
                        Reserved for Strategic Investor       500,000   { 2.27%}

                        Newly Issued Common Shares**
                        Reserved for Debt Settlement          659,515   { 3.00%}
                                                          ----------------------
                        TOTAL                              21,983,819  {100.00%}

                        *For Strategic Investor initial $500,000 funding.

                        **Company to use best efforts to settle Red Rock debt for stock in an amount up to the shares indicated.

WARRANTS:               At Closing the Company  will issue to Infinity  warrants
                        to purchase 3,787,877 shares as follows;

                        Warrant A - Warrants to purchase 520,833 shares at $.36 per share for a total of $187,500 that shall expire three months after closing.

                        Warrant B - Warrants to purchase 173,611 shares at $.36 per share for a total of $62,500 that shall expire six months after closing.

                        Warrant C - Warrants to purchase 781,249 shares at $1.00 per share for a total of $781,249 that shall expire nine months after closing.

                        Warrant D - Warrants to purchase 607,639 shares at $1.00 per share for a total of $607,639 that shall expire one year after closing.

                        Warrant E - A two (2) year warrant to purchase 1,704,545 shares at $.44 per share for a total of $750,000. The company shall have the right to retire these warrants at any time prior to expiration by paying 33% of the difference between the company's trailing ten trading days average stock price and the exercise price subject to a minimum of 50 cents per warrant. Company shall give 15 days notice of intent to retire the warrants.

AFTER A, B, C & D       SOZG                               1,753,626    { 7.28%}

WARRANTS                REGS shareholders:                15,782,630    {65.58%}

                        Convertible                        3,288,048    {13.66%}

                        Strategic Investor                   500,000     {2.08%}

                        Debt Settlement                      659,515     {2.74%}

                        A, B, C, & D Warrants              2,083,332     {8.66%}
                                                          ----------------------

                        TOTAL                             24,067,151   {100.00%}

VALUATION:              *Investment at a $4,264,505 (pre-money) valuation.

EMPLOYEE OPTION PLAN    Employee  stock  options  plan to be  created  at close.
                        Employee share allocation to be determined by REGS senior management at the time of execution of definitive merger agreements.

MERGER CLOSING DATE:    The  parties  shall use their best  efforts to close the
                        Merger on or before August 15, 2007, and shall have the right to extend the closing for up to 45 days, if necessary to complete the conditions of closing (the
                        "Closing Date").

CONTINGENCIES & FINAL
DOCUMENTS:              The  completion  of the  merger  shall be subject to (a)
                        satisfactory completion of due diligence by Infinity and
                        SOZG; REGS to submit due diligence  material pursuant to
                        a checklist  submitted after signing of this term sheet,
                        to be  returned  no later than seven (7)  business  days
                        from the date of due diligence  submission request.  The
                        Company shall grant Infinity and SOZG complete access to
                        its books and records,  including  access to  customers,
                        suppliers,   and  key   employees.   (b)   Execution  of
                        definitive  merger  agreements  signed  by the  parties,
                        containing customary  representations and warranties and
                        other  terms  as  the   parties   may  agree.   (c)  The
                        divestiture or abandonment of SOZG's current business operations. (d) The resignation of all SOZG's officers and directors, (e) Execution of a Merger Recession
                        Agreement between REGS and Redrock Oil Sands on terms comparable to discussed terms (f) No significant adverse changes in relationships as described with customers, suppliers, and management. Infinity warrants that there will be minimal assets and liabilities of less than $5,000 (direct or contingent) in SOZG at the closing, nor will there be any warrants, options or other interests in SOZG other than the 1,753,626 common shares identified as part of this agreement. SOZG's officers and Directors will indemnify REGS for any breach of the representations made by SOZG in the merger agreement.
                        (g) Opinion letters from accountants and lawyers stating no liabilities or potential claims or contingencies. (h)
                        Delivery  of the  REGS  Reviewed  financials  by a PCAOB
                        Auditor.

MOST FAVORED NATIONS:   If the Company  enters into a subsequent  financing with
                        another individual or entity (the "Third Party") on terms that are more favorable to the Third Party, then the agreements between the Company and the Investors shall be amended to include such better terms within Five (5) years from date hereof.

REGISTRATION RIGHTS:    The  Company  will  file,   at  its  sole   expense,   a
                        registration statement for the benefit of the holders of
                        the convertible and warrants, for the underlying shares,
                        to  permit  the  public  resale  of  the  common  shares
                        underlying  the  convertible   conversion   feature  and
                        warrants,  within 90 days of the date of the closing and
                        funding  of the  definitive  agreements  and  cause  the
                        registration  statement to be declared  effective within
                        180  days of the  date of the  closing  and  funding  of
                        definitive  agreements.  The  Company  will  pay  to the
                        investors  liquidated  damages in cash equal to 1% times
                        the face value of the Convertible Debentures,  per month
                        (pro-rated for partial  calendar months) for any failure
                        to  timely  file or  obtain  an  effective  registration
                        statement,  subject  to a limit to be  agreed  among the
                        parties. The holders will agree to waive this penalty so
                        long as the Company is using its best  efforts to timely
                        respond  to  SEC  comment   letters,   and  the  amended
                        Registration  Statement  required by the comment letters
                        is  refilled  within  20 days  of  receipt  of any  such
                        comment  letter.  Other shares may be  registered in the
                        registration  statement  with  agreement of all parties.
                        All  parties   will  use  best   efforts  to  limit  any
                        undesirable profit and loss effects in connection with the conversion of shares underlying the Convertible.

SECURITY INTEREST:      Convertible  will  be  secured  by  a  lien  and  pledge
                        agreement on all of the unencumbered  assets of Company.
                        The pledge agreement shall be assignable to both the parent and all subsidiaries. Infinity will be reasonable in granting security waiver for additional senior debt.

ANTI DILUTION:          The conversion price of the convertible and the exercise
                        price of the  warrants  will be subject to full  ratchet
                        anti-dilution  adjustment  in the event that the Company
                        issues  additional  equity or equity-linked  securities,
                        referred  to herein  as  "derivatives"  (other  than for
                        specific   "carve  out"  issuances)  at  a  purchase  or
                        conversion  price  that  is  less  than  the  applicable
                        conversion  price of the  debentures  or strike price of
                        the  warrants.  This  adjustment  shall not apply to (i)
                        outstanding  derivatives as of the date hereof (provided
                        no  amendments  to the  conversion  or  exercise  prices
                        thereof  are  made);  or  (ii)  options  granted  by the
                        Company  to  employees  and   directors   under  current
                        incentive stock options plans (whether qualified or not) if such future options are granted with exercise prices at least equal to the Company's stock price on the grant dates.

ADJUSTMENT FOR ISSUANCE
OF SHARES AT LESS THAN
THE CONVERSION PRICE:   If and  whenever  any  additional  Common Stock shall be
                        issued by  Company  for a  consideration  per share less
                        than the  Conversion  Price,  then in each such case the
                        initial  Conversion  Price  shall  be  reduced  to a new
                        Conversion  Price in an  amount  equal to the  price per
                        share for the  additional  Common Stock then issued,  if
                        issued in connection with a sale of shares, or the value
                        of  the   additional   Common  Stock  then  issued,   as
                        determined  in  accordance   with   generally   accepted
                        accounting principles, if issued other than for cash, and the number of shares issuable to Holder upon conversion shall be proportionately increased.

RESTRICTION ON NEW DEBT:
                        During the convertible term, until conversion or redemption, the Company is prohibited from issuing any long term debt without prior approval of a majority of the convertible holders, except that this shall not apply to equipment purchase/finance or equipment leasing.

ADDITIONAL COVENANTS:   The  definitive   agreements  will  contain   provisions
                        prohibiting the Company from issuing variable priced equity; variable priced equity linked securities or equity lines of credit for so long as the Investors hold any securities of the Company.

FEES AND EXPENSES:      Upon Convertible Closing, Company shall pay to Infinity,
                        a Due Diligence Fee equal to 1.0% of the proceeds, a Commitment Fee equal to 1.0% of the proceeds, and a Closing Fee equal to 1.0% of the proceeds. Additionally, the Investors legal expenses shall be paid out of the proceeds.

NAME: The name of the company post merger will be changed to REGS, Inc. or Resource Environmental Group Services, Inc. The merger details shall be determined by the Attorneys in the Definitive Merger Agreement to maximize both tax and legal structure.

VOTING RIGHTS:          The holders of convertible  shall have one vote for each
                        share, underlying the conertible conversion feature.

BOARD
REPRESENTATION:         Infinity,  shall have the irrevocable right to designate
                        a Board member who will be appointed to SOZG's Board which will have a total of no more than five members at least one of whom shall be an independent director as defined by the AMEX listing requirements.

RELEASE OF INFORMATION: Upon  mutual  agreement  of  Infinity,  REGS  and  their
                        respective   legal  counsel,   SOZG  shall  issue  Press
                        Releases associated with this pending transaction.

LIABILITIES OF SOZG:    SOZG shall fully  disclose on a schedule,  all payables,
                        liabilities, Convertible Debentures , mortgages, leases,
                        contingent   liabilities  and  options  for  any  equity
                        securities, and such list will be certified by the Board and personally guaranteed by the Officers and Directors of SOZG, to be accurate. Such total of liabilities and payables shall not exceed $0 which shall be paid from proceeds.

EXCLUSIVITY :           The  signing  of this term sheet by both  parties  shall
                        constitute a legally  binding Letter of Intent,  subject
                        to  completion  of  satisfactory  due  diligence  by the
                        parties at their sole discretion, and shall be in effect
                        for a period of 60 days ("Exclusivity  Period").  During
                        this  Exclusivity  Period REGS shall not negotiate  with
                        any other parties regarding any going public transaction
                        or  similar  business   combination   transactions  that
                        results   in  REGS   becoming  a  public   entity.   Any
                        alternative  investment that REGS shall seek during this
                        Exclusivity   Period  will  be   complimentary   to  the
                        transactions  contemplated  herein and REGS shall notify
                        Infinity of all such activity.


INFINITY CAPITAL GROUP, INC.               REGS, LLC


By:/s/Gregory H. Laborde                   By:/s/J. John Combs, III
   Title: President                           Title: Vice President

SOZG

By:/s/Gregory H. Laborde
   Title: President